Exhibit 32.1

CERTIFICATION OF CEO AND CFO PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Choice Bancorp (the “Company”) for the year ended December 31, 2010 as filed with the Federal Deposit Insurance Corporation on the date hereof (the “Report”), Stanley G. Leedle, as Interim Chief Executive Officer of the Bank, and John F. Glynn, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company, as of, and for the period covered by the report.

CHOICE BANCORP

Date:  March 30, 2011

By: /s/ Stanley G. Leedle

Stanley G. Leedle

Interim President and Chief Executive Officer

Date:  March 30, 2011

By: /s/ John F. Glynn

John F. Glynn

Chief Financial Officer